Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Nos. 333-125770, 333-106246, 333-68134 and 333-65556 on Form S-8 of our report dated June 28, 2007 relating to the financial statements and supplemental schedule of the Alliance Data Systems 401(k) and Retirement Savings Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2006.
/s/ Ary Roepcke Mulchaey Stevenson, P.C.
Columbus, Ohio
June 28, 2007